Calculation of Filing Fee Tables
S-3
CATERPILLAR INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.200% Senior Notes due 2035	457(r)			$ 1,695,410,000.00	0.0001531	$ 259,567.27
Fees to be Paid	2	Debt	5.500% Senior Notes due 2055	457(r)			$ 291,297,000.00	0.0001531	$ 44,597.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,986,707,000.00		$ 304,164.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 304,164.84
Offering Note
[1]	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), and relates to the Registration Statement on Form S-3 (No. 333-283791) filed by Caterpillar Inc. on December 13, 2024. Payment of the registration fee was originally deferred in accordance with Rule 456(b) under the Securities Act and is paid herewith.

[2]	Calculated in accordance with Rule 457(r) under the Securities Act and relates to the Registration Statement on Form S-3 (No. 333-283791) filed by Caterpillar Inc. on December 13, 2024. Payment of the registration fee was originally deferred in accordance with Rule 456(b) under the Securities Act and is paid herewith.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,986,707,000.00. The prospectus is a final prospectus for the related offering.